EXHIBIT 5


                           FULTON, ROWE, HART & COON

                                ATTORNEYS AT LAW

                       ONE ROCKEFELLER PLAZA - SUITE 301

GEORGE ROWE, JR.                     -------                   OF COUNSEL
JOSEPH T.C. HART                                               JOHN H. WILKINSON
ROBERT M. COON, JR.              (212) 586-0700
STEADMAN H. WESTERGAARD
     ------                 FACSIMILE: (212) 245-1863
LAURA NAUS


                                                              September 22, 2000

International Flavors & Fragrances Inc.
521 West 57th Street
New York, New York 10019

Dear Sirs:

     We have acted as your counsel in connection with the adoption by you of your 2000 Stock Option Plan for Non-Employee Directors, your 2000 Stock Award and Incentive Plan and the annual grant of a stock award of 1,000 shares to each of your non-employee directors (collectively the "Plans"). We have also acted as your counsel in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement"), under the Securities Act of 1933, as amended, covering a maximum of 5,050,000 shares of your Common Stock, par value $.12-1/2 each, issuable upon the exercise of options granted and to be granted, and upon the granting of other stock awards, under the Plans.

     In that connection, we have examined or are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and certificates and have examined such laws and regulations as we have deemed necessary or appropriate for purposes of our opinion herein set forth.

     Based upon the foregoing, we are of the opinion that (i) the shares of your Common Stock, issuable upon the exercise of options granted and to be granted under the Plans, when issued upon the exercise of any such option, and (ii) the shares of Common Stock issuable upon the granting of other stock awards under the Plans, upon payment of any required consideration therefor pursuant to the terms and provisions thereof, will be legally issued, fully paid and non-assessable.

FULTON, ROWE, HART & COON

International Flavors &
  Fragrances Inc.                   -2-                    September 22, 2000


     We hereby consent to the use of our name appearing on page 7, and under the heading "Legal Matters" on page 18, of the prospectus forming part of the Registration Statement and to the filing of this opinion as Exhibit 5 thereto.



                                                      Very truly years,



                                                      FULTON, ROWE, HART & COON




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